SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 1994



                  EQUITABLE REAL ESTATE SHOPPING CENTERS L.P.
             (Exact name of registrant as specified in its charter)



        Delaware                       1-9331                 13-3384643
(State or other jurisdiction    (Commission File No.)      (IRS Employer
                                                         Identification No.)



3 World Financial Center, New York, NY                        10285
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (212) 526-3237






Item 5. Other Events:

On June 27, 1994, Equitable Real Estate Shopping Centers, L.P. (the "Partnership") extended its solicitation (the "Solicitation") of consents to
(i) the sale of Northland Center, and (ii) an amendment to the Agreement of Limited Partnership of the Partnership to eliminate the requirement to obtain Unitholder consent to the contemplated future sale of Brookdale Center through 5:00pm, Eastern Daylight time, on Thursday July 14, 1994.

The Partnership also announced that pursuant to the Agreement, dated March 25, 1994, between the Partnership and The Equitable Life Assurance Society of the United States (the "Purchaser"), for the sale of Northland Center, the closing deadline of June 30, 1994 is being extended to midnight, New York City time, on July 15, 1994.

Refer to Exhibit A.  Press Release






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



        EQUITABLE REAL ESTATE SHOPPING CENTERS L.P Registrant

        By: MIDWEST CENTERS INC. General Partner


        By: /S/ Robert J. Hellman                    Date: July 5, 1994
            Title: Vice President and
                   Chief Financial Officer


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                                   Exhibit A



EQUITABLE REAL ESTATE SHOPPING CENTERS, L.P.
c/o Midwest Centers Inc.
3 World Financial Center New York, New York  10285


Contact:Robert Hellman(212) 526-3142 Joan Berkowitz(212) 526-3162


PRESS RELEASE DATED JUNE 27, 1994 FOR IMMEDIATE RELEASE

Equitable Real Estate Shopping Centers, L.P., (NYSE: EQM) (the "Partnership") announced today that it is extending its solicitation (the "Solicitation") of consents to (i) the sale of Northland Center, an enclosed regional shopping mall in Southfield, Michigan, and (ii) an amendment to the Agreement of Limited Partnership of the Partnership to eliminate the requirement to obtain Unitholder consent to the contemplated future sale of Brookdale Center in Brooklyn Center, Minnesota, through 5:00 p.m., Eastern Daylight time, on Thursday July 14, 1994. The Solicitation was scheduled to expire on June 28, 1994.

In connection there with, the Partnership also announced that pursuant to the Agreement, dated March 25, 1994, between the Partnership and The Equitable Life Assurance Society of the United States (the "Purchaser"), for the sale of Northland Center, that the closing deadline of June 30, 1994 is being extended to midnight, New York City time, on July 15, 1994, since precedent set forth in the Agreement. There can be no assurance that the conditions precedent will be satisfied prior to July 15, 1994.

The Partnership is a master limited partnership, the limited partnership units of which are traded on the New York Stock Exchange.


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